UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2007

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

The Merger Agreement

On October 15, 2007, Zebra Technologies Corporation, a Delaware corporation (“Zebra”), Nero Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Zebra (“Merger Sub”), Navis Holdings, LLC, a Delaware limited liability company (the “Company”), and Navis Corporation as the “Members’ Representative,” entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Zebra will acquire all of the share capital of the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

At the effective time and as a result of the Merger, the purchase price to be paid by Zebra at closing is $145.0 million in cash, subject to applicable post-closing price adjustments, if any, as set forth in the Merger Agreement (the “Aggregate Merger Consideration”) and subject to an aggregate escrow amount of $25,900,000 to be deposited on behalf of the Company’s members and the holders of Vested Company Options pursuant to the terms of an Escrow Agreement to be executed at closing by Zebra, the Members’ Representative and the escrow agent. The escrow will be distributed in the amounts and at the times set forth in the Merger Agreement and Escrow Agreement. The Company’s members will also be entitled to retain the Company’s cash on hand at closing, and they will be responsible to pay out of the Aggregate Merger Consideration the Company’s transaction expenses related to the Merger.

In the Merger, (i) each outstanding option to acquire Class E Shares of the Company granted under the Navis Holdings, LLC 2000 Option Plan (the “Company Option Plan”) that is vested and exercisable in accordance with its terms immediately prior to the effective time of the Merger (each, a “Vested Company Option”) shall be cancelled and converted into the right to receive payment, from the proceeds of the Aggregate Merger Consideration, of an amount per Class E Share underlying such option equal to the difference of (a) the amount of cash allocable to each Class E Share underlying such option, pursuant to the Merger Agreement, less (b) the exercise price per Class E Share underlying such option, and (ii) each issued and outstanding Class A Share, Class B Share, Class C Share and Class E Share of the Company and each share of any other class of share capital, if any, of the Company (each, a “Company Share”) will be converted into the right to receive the portion of the balance of the Aggregate Merger Consideration, after payment of all Company transaction expenses and subject to the Escrow Agreement, that is allocable to such Company Share pursuant to the Operating Agreement of the Company.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, representations relating to (i) the due organization and good standing of the Company, (ii) the requisite power and authority to enter into the Merger Agreement and related documents to which it is a party, (iii) capitalization of the Company, (iv) non-contravention of laws or agreements, (v) financial statements of the Company, (vi) absence of undisclosed liabilities, (vii) taxes, (viii) intellectual property, (ix) compliance with laws and permits, (x) absence of litigation, (xi) labor and employment matters, (xii) real property, (xiii) possession of business assets, (xiv) insurance, (xv) customers and other relationships, (xvi) bank accounts, and (xvii) customs laws and regulations. In addition, the Company made certain additional customary covenants, including, among others, covenants, (A) to provide Zebra access to the Company’s books, records, properties and personnel between the execution of the Merger Agreement and the consummation of the Merger, (B) not to solicit proposals relating to alternative business combination transactions, (C) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, and (D) not to engage in certain kinds of transactions, take certain actions or permit or suffer certain events or circumstances to occur during such period without Zebra’s consent. Consummation of the Merger is also subject to customary conditions, including, among others, (i) the approvals of the members of the Company holding the requisite numbers and classes of Company Shares, (ii) obtaining certain governmental approvals, (iii) the continued non-occurrence and non-existence of any material adverse effect on the Company or its business, (iv) delivery to Zebra of agreements for the cancellation and conversion of Company options, (v) delivery to Zebra of certain releases, payoff letters and agreements and an opinion of counsel for the Company, and (vi) subject to certain exceptions, the absence of any inaccuracy in the representations and warranties of the Company that constitutes a material adverse effect, and the compliance by the Company with its covenants contained in the Merger Agreement.

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The Merger Agreement also provides that each of the members of the Company shall indemnify Zebra, the Company and any and all affiliates of the foregoing for any and all losses as a result of, among other things, any misrepresentation or breach of any representation or warranty under the Merger Agreement. In most cases such indemnification obligation will be triggered only after such losses exceed $700,000, and in most cases only for the amount by which such losses exceed $350,000. Generally, Zebra’s recourse is limited to a specified portion of the amount in the escrow ($21,750,000), although an increased limit is applicable with respect to certain liabilities specified in the Merger Agreement.

In addition, a separate amount ($3,500,000), will be escrowed for payment of the excess, if any, of all actual out-of-pocket costs and expenses of the Company in excess of applicable cash receipts of the Company applicable to performance by the Company under certain agreements specified in the Merger Agreement. A further amount, ($500,000), also will be escrowed to pay post-closing price adjustments to the Aggregate Merger Consideration. Such payments will reconcile the estimated amounts of certain items used in calculating the Aggregate Merger Consideration with the actual amounts of such items at closing of the Merger, including the Company’s cash balance, its working capital and certain of its transaction expenses. An additional amount ($150,000) will be escrowed for payment of the Members’ Representative’s expenses incurred in connection with the acceptance or administration of the Members’ Representative’s duties under the Merger Agreement or Escrow Agreement.

The Support Agreements

Concurrently with the execution of the Merger Agreement, Zebra, Merger Sub and the Members’ Representative entered into a voting and support agreement (the “Support Agreement”) with the holders of Company Shares constituting in excess of 85% of the Company Shares (such holders, the “Principal Members”), representing members holding more than the minimum number of votes, with respect to Class B Shares, Class C Shares and Company Shares, that are necessary and sufficient to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Support Agreement and subject to the terms and conditions thereof, each of the Principal Members agreed to vote his, her or its shares in favor of the Merger.

Assumption of Unvested Company Options

Pursuant to the Merger Agreement, Zebra will assume outstanding unvested options to acquire Class E Shares of the Company granted under the Company Option Plan. Each such outstanding option under the Company Option Plan in effect at the time of the Merger that is unvested and not exercisable in accordance with its terms immediately prior to the effective time of the Merger will become and represent a replacement option to purchase a proportionate number of shares of Zebra common stock for a proportionate purchase price in accordance with the terms of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Press Release dated October 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: October 15, 2007	By:	/s/ Anders Gustafsson
Anders Gustafsson Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Press Release dated October 15, 2007.

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